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                                                            EXHIBIT 10.22
[INTERMIND LOGO]


                    INTERMIND WEB SOLUTION PARTNER AGREEMENT
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Intermind Corporation agrees with you, the undersigned Web Solution Partner, as follows:

If you fulfill all your obligations under this Agreement, you will have:
 - Free use of Intermind(TM) Global Publisher on your Web design division's Internet website.
 - Free use of Intermind Intranet Publisher on your Intranet website
   (up to 100 seats).
 - Free use of Intermind Communicator(TM) for your pro bono charity customers, with prior Intermind approval of such customers.
 - A special phone number and special email address for priority technical support.
 - Free education or training programs as determined by Intermind.
 - Designated use of the "Intermind Web Solution Partner" logo, subject to Intermind's then current trademark usage guidelines.
 - The right to be included on appropriate lists, profiles, or links on a special Intermind web page.
 - Invitations to participate with Intermind at selected trade shows.
 - The opportunity to participate in cooperative press releases.
 - The ability to use Intermind's "JumpStart" training kit with your customers for training purposes.
 - The opportunity to use Intermind sales force support for joint sales calls.

In order to gain the benefits under this Agreement you must:

 - Have at least two employees trained on Intermind Communicator within one month after this Agreement is executed.
 - Place and maintain at least one Hyperconnector(TM) on your web site.
 - Set-up at least 6 sales calls introducing Intermind's technology to at least 3 different customers in the first 3 months.
 - Pursue Hyperconnectors implementation in at least 3 customer web sites during the first year.
 - Designate one technical support contact.
 - Provide initial technical support to all your customers


If you fulfill all your obligations under this Agreement, you shall also receive 20% of the Intermind Communicator(TM) license fee we actually receive from a customer for the Hyperconnectors designed and/or implemented by you for such customer, subject to the following requirements:

 - In order to receive a commission from amounts received during the first year of our license with the customer:

   - In Intermind's agreement with the customer, the customer must designate you as their Web Solution Partner of choice (there is only one such designation per customer).
   - You must have designed and/or implemented the customer's Hyperconnectors.
   - You must be able to provide the customer with consulting/training on the implementation of Intermind Communicator(TM).

- In order to receive a commission from amounts received during the second year of our license with the customer and beyond:
   - In Intermind's agreement with the customer, the customer must continue to designate you as their Web Solution Partner of choice (there is only one such designation per customer).
   - You must provide the customer with one day of consulting for each $5000 in annual Intermind Communicator(TM) revenue received by you from Intermind (e.g. upon collection of $100,000 in applicable fees you will receive a $20,000 commission. $20,000/$5,000=4 days of consulting required).



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INTERMIND WEB SOLUTION PARTNER AGREEMENT
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You acknowledge and agree that: (a) you shall not make any enhancements, modifications, improvements, copies, or derivative works of or to Intermind's software (collectively, "Enhancements") without the prior approval of Intermind, and you shall not decompile, reverse engineer, disassemble, reverse translate, or in any way derive any source code from Intermind's software; (b) all right, title and interest in and to Intermind's software and any Enhancements thereto shall be owned and controlled by Intermind, and you hereby transfer and assign any rights you may have therein to Intermind; and (c) you are an independent contractor, not an Intermind partner or employee, and you shall not have the authority to bind Intermind in any manner and shall not attempt to do so.

INTERMIND EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL INTERMIND BE LIABLE IN TORT, CONTRACT, OR UNDER ANY OTHER LEGAL THEORY FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES REGARDLESS OF WHETHER INTERMIND HAS BEEN WARNED OF THE POSSIBILITY OF SUCH DAMAGES.

You acknowledge and agree that the Intermind software and any other information relating to Intermind's business, products, or methods of operation, which are not generally known to the public, are confidential and proprietary and trade secrets owned by Intermind, and you shall not disclose such information or use such information except to perform your obligations under this Agreement.

This Agreement shall enter into full force and effect on the date it is executed by both parties, and it shall remain in effect until terminated by either party. Either party may terminate this Agreement immediately if the other party breaches this Agreement and does not cure such breach within 10 ten days of receiving notice thereof.
NOTWITHSTANDING ANYTHING IN THIS AGREEMENT WHICH MAY BE CONSTRUED TO THE CONTRARY, EITHER PARTY MAY TERMINATE THIS AGREEMENT, WITHOUT CAUSE AND IN ITS SOLE DISCRETION, UPON PROVIDING THE OTHER PARTY NOTICE IN WRITING AT LEAST 90 DAYS BEFORE THE REQUESTED DATE OF TERMINATION.

If any part of this Agreement shall be held invalid or unenforceable, this Agreement shall be construed as if it did not contain such portion, and the rights and obligations of the parties shall be construed and enforced accordingly. This Agreement is the complete and exclusive agreement and understanding between the parties concerning the subject matter hereof, and supersedes all previous or contemporaneous understandings, negotiations and proposals, whether oral or written. No waiver, modification, amendment, consent or discharge in connection with this Agreement shall be binding upon either party unless in writing and signed by authorized representatives of both parties. Failure or delay on the part of any party to exercise any right, remedy, power or privilege hereunder will not operate as a waiver. This Agreement shall be governed by and interpreted under the laws of the State of Washington without reference to that body of law known as conflicts of law.

                                      Name of Web Solution Partner:

INTERMIND CORPORATION                  DIDAX Inc.
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By                                    By  /s/ MICHAEL BRUCE (Michael Bruce)
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Its                                   Its Director of Technical Marketing
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Date                                  Date Jan. 17, 1997
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